UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 5, 2007

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 5, 2007, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of June 2007.

The information for June 2007 and 2007 year-to-date is as follows:

	2006 YTD	2007
		Jan	Feb	Mar	Apr	May	Jun	YTD
Production Wells Drilled	622	29	39	56	41	50	45	260
Production Wells Connected	638	28	40	45	64	48	26 (3)	251
Production Wells Recompleted	125	4	1	4	10	9	6	34

SWD Wells Drilled	15	0	0	2	2	0	0	4

Pipeline Installed (miles)	391.8	10.4	17.2	39.6	28.3	20.3	24.4	140.2
Gross Volumes Transported (mmcf) (1)	16,728.0	1,661.6	1,563.4	1,809.8	1,800.3	1,892.7	1,820.0 (2)(3)	10,547.8 (2)

Net Acres Leased	81,500	13,056	7,331.9	3,147.5	8,491.2 (2)	8,265.4 (2)	8,813.3 (2)	49,104.9 (2)

______________________

(1)       Includes approximately 3,000 to 4,000 mcf/day of natural gas that is transported on Quest’s pipeline gathering system for third parties. Quest receives approximately 30% of these volumes as compensation for transporting this natural gas. On December 1, 2006 Quest separated the gathering system and certain other assets into a limited partnership known as Quest Midstream Partners, L.P.

(2)	Preliminary estimate

(3)           June 2007 gross volumes transported were negatively impacted by downtime primarily due to flooding in the area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: July 5, 2007